Exhibit 10.5

DIGITAL ALLY, INC.

AMENDMENT TO THE

2007, 2006 AND 2005 STOCK OPTION AND RESTRICTED STOCK PLANS

WHEREAS, Digital Ally, Inc., a Nevada corporation (the “Company”) has previously established and maintains the Digital Ally, Inc. 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), the Digital Ally, Inc. 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”) and the Digital Ally, Inc. 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”, and, together with the 2007 Plan and the 2006 Plan, the “Plans”);

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plans to provide for cashless exercises of stock options; it is hereby

RESOLVED, that Paragraph 6(a)(i) of each of the Plans is hereby amended and restated in its entirety as follows:

(i) Consideration. The purchase price of the shares of Common Stock acquired pursuant to an Option shall be paid as follows: (a) in cash or by certified or official bank check, payable to the order of the Company, in the amount (the “Purchase Price”) equal to the exercise price of the Option multiplied by the number of shares plus payment of all taxes applicable upon such exercise; (b) with shares owned by the Optionholder having a Fair Market Value at the time the Option is exercised equal to the Purchase Price plus payment in cash of all taxes applicable upon such exercise, with the prior approval of the Board; (c) by surrendering to the Company the right to acquire a number of shares having an aggregate value such that the amount by which the Fair Market Value of such shares exceeds the aggregate exercise price is equal to the Purchase Price plus payment in cash of all taxes applicable upon such exercise, with the prior approval of the Board; (d) any combination of the foregoing; or (e) a manner acceptable to the Board.

IN WITNESS WHEREOF, Digital Ally, Inc. has caused this amendment to be effective as of the 14th day of March, 2008.

DIGITAL ALLY, INC.

/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: President, CEO and Chairman